                             LETTER OF TRANSMITTAL
                                  RELATING TO
                                   AVAYA INC.
                                      AND
                     WARBURG, PINCUS EQUITY PARTNERS, L.P.
                        AND AFFILIATED INVESTMENT FUNDS

                               OFFER TO EXCHANGE
      AN AGGREGATE OF UP TO 69,506,161 SHARES OF AVAYA COMMON STOCK AND AN
                    AGGREGATE OF UP TO $200 MILLION IN CASH
                                   FOR UP TO
             $660,542,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF
                  LIQUID YIELD OPTION NOTES DUE 2021 OF AVAYA
                 (CUSIP NO. 053499AA7) (ISIN NO. US053499AA70)
--------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
JANUARY 27, 2003, UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 12:00
   MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.
--------------------------------------------------------------------------------

    For each $1,000 principal amount at maturity of the Liquid Yield Option Notes due 2021 ("LYONs") of Avaya Inc. ("Avaya"), Avaya, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, the "offerors") are offering to exchange, at your election and subject to proration as described below, either:

    - the "mixed consideration," consisting of $208.40 in cash plus shares of Avaya common stock having a value equal to $208.40, based on the volume-weighted average trading price of a share of Avaya common stock on the New York Stock Exchange for the five NYSE trading days ending on and including the second NYSE trading day prior to the expiration date of the exchange offer, subject to a maximum of 105 shares and a minimum of 77 shares, or

    - the "cash consideration," consisting of $389.61 in cash.

    The offerors will not accept for exchange more than $660,542,000 aggregate principal amount at maturity of LYONs, representing approximately 70% of the outstanding LYONs. Because the offerors will use no more than $200 million in cash to purchase LYONs in the exchange offer, under certain circumstances described in the Offer to Exchange/Prospectus described below, the maximum number of LYONs the offerors will accept may be less than $660,542,000 of the aggregate principal amount at maturity of the outstanding LYONs. LYONs properly tendered and not validly withdrawn will be subject to proration as described in this Letter of Transmittal and the related Offer to Exchange/Prospectus dated December 23, 2002, as amended (the "Offer to Exchange").

                 The Exchange Agent for the exchange offer is:

                              THE BANK OF NEW YORK

                BY MAIL:                                 BY FACSIMILE:                       BY HAND OR OVERNIGHT COURIER:
         101 Barclay Street, 7E                (for eligible institutions only)                    101 Barclay Street
        New York, New York 10286                        (212) 298-1915                Corporate Trust Ground Level Services Window
      Attention: Carolle Montreuil                                                              New York, New York 10286
                                                  FOR CONFIRMATION TELEPHONE:                 Attention: Carolle Montreuil
                                                        (212) 815-5920

--------------------------------------------------------------------------------
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET
   FORTH ABOVE IS NOT VALID DELIVERY OF THIS LETTER OF TRANSMITTAL. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ
   CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
   ---------------------------------------------------------------------------

    Of the $200 million in cash available in the exchange offer, Avaya will not pay more than $100 million, and Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (the "Warburg Pincus Funds") will not pay more than $100 million. Avaya will issue all of the shares of Avaya common stock.

    LYONs properly tendered and not validly withdrawn will be subject to proration in a variety of situations, based on (1) the aggregate principal amount at maturity of LYONs properly tendered, (2) the aggregate principal amount at maturity of LYONs properly tendered by holders that elect, or are deemed to have elected, the mixed consideration and (3) the aggregate principal amount at maturity of LYONs properly tendered by holders that elect the cash consideration.

    The proration mechanisms that will be used are designed to ensure that
(A) not more than $660,542,000 aggregate principal amount at maturity of LYONs are accepted for exchange, (B) LYONs properly tendered by holders that elect, or are deemed to have elected, the mixed consideration are accepted for exchange first, and (C) no more than an aggregate of $200 million in cash is paid in the exchange offer. Holders of LYONs that elect cash consideration are more likely to experience proration, or a higher degree of proration, than those holders that elect, or are deemed to have elected, mixed consideration.

    For additional information concerning proration, see "The Exchange Offer-Proration" in the Offer to Exchange.

    The exchange offer is conditioned upon, among other things: the effectiveness of the registration statement of which the Offer to Exchange is a part, the expiration of any waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the issuance of Avaya common stock to the Warburg Pincus Funds in connection with the exchange offer, approval of the supplemental listing on the NYSE of the shares of common stock to be issued in the exchange offer and the shares issuable upon the exercise of the warrants to be issued to the Warburg Pincus Funds in connection with their participation in the exchange offer, and the other conditions described in "The Exchange Offer--Conditions to the Exchange Offer" in the Offer to Exchange.

    The obligations of Avaya and the Warburg Pincus Funds to exchange the LYONs in the exchange offer are several and not joint, with Avaya and the Warburg Pincus Funds each being obligated only to the extent of the specific consideration it is offering as described in the Offer to Exchange and this Letter of Transmittal.

--------------------------------------------------------------------------------------------------
                                  DESCRIPTION OF LYONS TENDERED
--------------------------------------------------------------------------------------------------
      NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)
    (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR                         PRINCIPAL AMOUNT
       ON THE SECURITIES POSITION LISTING MAINTAINED                              AT MATURITY OF
       BY THE DEPOSITORY TRUST COMPANY FOR THE LYONS)                             LYONS TENDERED
--------------------------------------------------------------------------------------------------
                                                                  ----------------------------

                                                                  ----------------------------

                                                                  ----------------------------

                                                                  ----------------------------

                                                                  ----------------------------

                                                                  ----------------------------

                                                                  ----------------------------
                                                                   TOTAL:

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              ELECTION AS TO FORM OF EXCHANGE OFFER CONSIDERATION
                              FOR EXCHANGING LYONS

--------------------------------------------------------------------------------

If you are accepting the exchange offer, you may elect to receive the following for each $1,000 principal amount at maturity of LYONs tendered in the exchange offer (CHECK ONE ONLY)*

/ / OPTION (A): shares of common stock having a value equal to $208.40 (but in no event more than 105 shares or less than 77 shares) and $208.40 cash

/ /  OPTION (B): $389.61 cash

*   You will receive Option (A) if you fail to check one of the two boxes above.

    HOW TO COMPLETE THIS LETTER OF TRANSMITTAL:

1. READ THE INSTRUCTIONS BEGINNING ON PAGE 12 CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

2. FILL IN THE BOX LABELED "DESCRIPTION OF LYONS TENDERED" ON PAGE 3 OF THIS LETTER OF TRANSMITTAL.

3. MAKE YOUR ELECTION AS TO THE FORM OF EXCHANGE CONSIDERATION TO BE RECEIVED BY CHECKING ONE OPTION ONLY (EITHER OPTION (A), OR OPTION (B)) IN THE BOX LABELED "ELECTION AS TO FORM OF EXCHANGE OFFER CONSIDERATION FOR EXCHANGING LYONS" ON PAGE 3 OF THIS LETTER OF TRANSMITTAL.

4. IF YOU ARE SUBMITTING LYONS BY BOOK-ENTRY AND HAVE NOT DELIVERED AN AGENT'S MESSAGE OR IF YOU WILL NEED TO USE THE GUARANTEED DELIVERY PROCEDURES, COMPLETE THE APPROPRIATE BOX(ES) ON PAGE 6 OF THIS LETTER OF TRANSMITTAL.

5. SIGN, DATE AND COMPLETE THE BOX ON PAGE 9 LABELED "IMPORTANT--LYON HOLDER SIGN HERE."

6. COMPLETE AND SIGN THE "SUBSTITUTE FORM W-9" ON PAGE 18 OF THIS LETTER OF TRANSMITTAL.

7. IF YOU WANT THE PAYMENT FOR YOUR LYONS ISSUED IN THE NAME OF ANOTHER PERSON OR SENT TO ANOTHER ADDRESS, COMPLETE EITHER THE "SPECIAL ISSUANCE INSTRUCTIONS" BOX OR THE "SPECIAL DELIVERY INSTRUCTIONS" BOX. BOTH BOXES CAN BE FOUND ON PAGE 10 OF THIS LETTER OF TRANSMITTAL.

8. READ INSTRUCTION 1 ON PAGE 12 TO DETERMINE IF YOUR SIGNATURE ON PAGE 9 IS REQUIRED TO BE GUARANTEED. IF IT IS, HAVE AN ELIGIBLE INSTITUTION (AS DEFINED IN INSTRUCTION 1) COMPLETE THE BOX ON PAGE 11 OF THIS LETTER OF TRANSMITTAL LABELED "SIGNATURE GUARANTEE--ONLY IF REQUIRED."

9. IF YOU HAVE NOT DELIVERED AN AGENT'S MESSAGE, SEND THIS ENTIRE LETTER OF TRANSMITTAL BY MAIL OR COURIER, OR DELIVER IT BY HAND, TO THE EXCHANGE AGENT AT ONE OF THE ADDRESSES LISTED ON THE COVER PAGE OF THIS LETTER OF TRANSMITTAL.

To Holders of the LYONs issued by Avaya Inc.:

    As a holder of LYONs, you are to use this Letter of Transmittal if you are accepting the exchange offer by delivering your LYONs by book-entry transfer pursuant to the procedures described in the section of the Offer to Exchange titled "The Exchange Offer--Procedures for Tendering LYONs--Book-Entry Transfer" and you are not executing your tender through DTC's Automated Tender Offer Program.

    If you cannot deliver to the Exchange Agent a confirmation of a book-entry transfer with respect to your LYONs (along with all other documents required hereby) prior to the expiration of the exchange offer, your LYONs may only be tendered pursuant to the guaranteed delivery procedures described in the section of the Offer to Exchange titled "The Exchange Offer--Procedures for Tendering LYONs--Guaranteed Delivery Procedures." Also, see Instruction 2.

    DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY ("DTC") WILL NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    THE DTC PARTICIPANT THROUGH WHICH A BENEFICIAL HOLDER HOLDS ITS LYONS MIGHT REQUIRE THAT SUCH BENEFICIAL OWNER COMPLETE AND SIGN THIS LETTER OF TRANSMITTAL, WHICH SIGNATURE MUST HAVE A SIGNATURE GUARANTEE.

    If you are tendering your LYONs by book-entry transfer or if you will need to use the guaranteed delivery procedure mentioned above, check the appropriate box on the following page and fill in the required information.

    NOTE THAT SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL CAREFULLY.

                                          Avaya Inc.
                                          December 23, 2002
                                          (as amended January 13, 2002)

BOOK-ENTRY TRANSFER

/ /  CHECK HERE IF TENDERED LYONS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO
    THE EXCHANGE AGENT'S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER LYONS BY BOOK-ENTRY TRANSFER):

    Name of Tendering Institution ______________________________________________

    DTC Account Number _________________________________________________________

    Transaction Code Number ____________________________________________________

________________________________________________________________________________

GUARANTEED DELIVERY

/ /  CHECK HERE IF TENDERED LYONS ARE BEING DELIVERED PURSUANT TO A NOTICE OF
    GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING [FOR USE BY ELIGIBLE INSTITUTIONS ONLY]:

    Account Number _____________________________________________________________

    Transaction Code Number ____________________________________________________

________________________________________________________________________________

                    NOTE: SIGNATURES BELOW MUST BE PROVIDED
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

The Bank of New York
101 Barclay Street
New York, New York 10286

Ladies and Gentlemen:

    1. Upon the terms and subject to the conditions set forth in the Offer to Exchange, and this Letter of Transmittal (which, as each may be amended or supplemented from time to time, together constitute the "exchange offer"), I hereby tender to Avaya and the Warburg Pincus Funds, or one or more of them, the aggregate principal amount at maturity of LYONs described above in the box titled "Description of LYONs Tendered" in exchange for (and at my election as set forth in the box titled "Election as to Form of Exchange Offer Consideration for Exchanging LYONs" above) the consideration elected pursuant to such selection. Receipt of the Offer to Exchange is hereby acknowledged.

    2. I understand that subject to the terms and conditions of the exchange offer, Avaya is offering up to an aggregate of 69,506,161 shares of its common stock and up to $100 million in cash, and the Warburg Pincus Funds are offering up to $100 million in cash, in exchange for up to $660,542,000 outstanding aggregate principal amount at maturity of LYONs, representing approximately 70% of the outstanding principal amount at maturity of the LYONs, that are properly tendered and not validly withdrawn prior to the expiration of the exchange offer. The offerors reserve the right to jointly waive any condition, extend the exchange offer and otherwise amend the exchange offer in any respect. Any of the offerors may terminate the exchange offer if any of the conditions are not satisfied. I understand that the exchange offer is open to all holders of LYONs, and is subject to customary conditions.

    3. Subject to, and effective upon, the acceptance for exchange of all or any portion of the LYONs tendered by this Letter of Transmittal in accordance with the terms and conditions of the exchange offer--including, if the exchange offer is extended or amended, the terms and conditions of any extension or amendment--I hereby sell, assign and transfer to, or upon the order of, the offerors or any one or more of them, all right, title and interest in and to the LYONs tendered by this Letter of Transmittal. I hereby irrevocably constitute and appoint The Bank of New York as exchange agent (the "Exchange Agent"), as my agent and attorney-in-fact with full knowledge that the Exchange Agent is also acting as the agent of the offerors in connection with the exchange offer--with respect to the tendered LYONs, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offer to Exchange, to
(1) deliver the tendered LYONs to the offerors (or any or all of them) together with all accompanying evidences of transfer and authenticity to, or upon the order of, the offerors, or any or all of them, upon receipt by the Exchange Agent, as my agent, of the mixed consideration or the cash consideration to be paid in exchange for the tendered LYONs, (2) present the tendered LYONs for transfer, and to transfer the tendered LYONs on the books of Avaya, and
(3) receive all benefits and otherwise exercise all rights of ownership of the tendered LYONs, all in accordance with the terms and conditions of the exchange offer.

    4. The offerors reserve the right to require that, in order for LYONs to be deemed properly tendered, immediately upon the offerors' acceptance for exchange of such LYONs, the offerors must be able to exercise full rights of ownership with respect to such LYONs.

    5. I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the LYONs tendered by this Letter of Transmittal, that I own the LYONs tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that the tender of LYONs tendered hereby complies with Rule 14e-4 under the Exchange Act and that, when the tendered LYONs are accepted for exchange, the offerors will acquire good, marketable and unencumbered title to the tendered LYONs, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered LYONs are not subject to any adverse claims or proxies. I will, upon request, execute and deliver any additional documents deemed by the offerors or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the LYONs tendered by this Letter of Transmittal. I have read and I agree to all of the terms of the exchange offer.

    6. Unless I have otherwise indicated by completing the box titled "Special Issuance Instructions" on page 10, I hereby direct that any cash consideration received in respect of LYONs tendered hereby be paid to the undersigned and that any common stock received as part of mixed consideration in respect of LYONs tendered hereby be credited to the account indicated on page 6 maintained with DTC. Similarly, unless I have otherwise indicated by completing the box titled "Special Delivery Instructions" on page 10, I hereby direct that any cash consideration be delivered to the address shown below my signature on page 9.

    7. If I have (1) tendered any LYONs that are not exchanged in the exchange offer for any reason or (2) submitted more LYONs than I wish to tender, unless I have otherwise indicated by completing the boxes titled "Special Issuance Instructions" or "Special Delivery Instructions," I hereby direct that any LYONs that are not tendered or not exchanged should be credited to the account indicated on page 6 maintained with DTC.

--------------------------------------------------------------------------------

                                   IMPORTANT
                             LYON HOLDER SIGN HERE

      (Also Complete Substitute Form W-9 on page 18. See Instruction 10.)

  X __________________________________________________________________________

  X __________________________________________________________________________
                             SIGNATURE(S) OF OWNER

  Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please (i) set forth full title and (ii) unless waived by the offerors, submit evidence satisfactory to the offerors of such person's authority so to act. See Instruction 5. (For information concerning signature guarantees see Instruction 1).

  Dated: _____________________________________________________________________

  Name(s) ____________________________________________________________________

  ____________________________________________________________________________
                                 (PLEASE PRINT)

  Capacity (Full Title) ______________________________________________________
                              (SEE INSTRUCTION 5)

  Address ____________________________________________________________________
                                                                   (ZIP CODE)

  Area Code and Telephone No. (Business) _____________________________________

  Area Code and Telephone No. (Residence) ____________________________________

  Tax Identification or Social Security No. __________________________________
       (COMPLETE THE SUBSTITUTE FORM W-9 ON PAGE 18. SEE INSTRUCTION 10.)
--------------------------------------------------------------------------------

-------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

      To be completed ONLY if LYONs not tendered or exchanged, OR the cash and/or common stock issued in exchange for LYONs tendered, are to be ISSUED in the name of someone other than the registered holder of the LYONs whose name(s) appear(s) on page 9.

  Issue To:

  Name(s) ____________________________________________________________________
                                 (PLEASE PRINT)

  Address ____________________________________________________________________

  ____________________________________________________________________________
  ____________________________________________________________________________
                                   (ZIP CODE)
  Telephone Number ___________________________________________________________
  ____________________________________________________________________________
   (TAX PAYER IDENTIFICATION OR SOCIAL SECURITY NO.) (SEE SUBSTITUTE FORM W-9
                        ON PAGE 18. SEE INSTRUCTION 10.)
  / / Credit LYONs delivered by book-entry transfer and not accepted for exchange to the book-entry transfer facility account number set forth below:

  ____________________________________________________________________________
                                 ACCOUNT NUMBER

------------------------------------------------------
------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

      To be completed ONLY if LYONs not tendered or exchanged, OR the cash and/or common stock issued in exchange for LYONs tendered, are to be DELIVERED to someone other than the registered holder of the LYONs whose name(s) appear(s) on page 9 or to the registered holder at an address other than that shown on page 9 of this Letter of Transmittal under "Important LYON Holder Sign Here."

  Mail To:

  Name(s) ____________________________________________________________________
                                 (PLEASE PRINT)

  Address ____________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
                                   (ZIP CODE)

   __________________________________________________________________________

  Telephone Number ___________________________________________________________

  ____________________________________________________________________________
   (TAX PAYER IDENTIFICATION OR SOCIAL SECURITY NO.) (SEE SUBSTITUTE FORM W-9
                        ON PAGE 18. SEE INSTRUCTION 10.)
-----------------------------------------------------

           SIGNATURE GUARANTEE--ONLY IF REQUIRED (SEE INSTRUCTION 1)

--------------------------------------------------------------------------------

  Authorized Signature _______________________________________________________

  Name _______________________________________________________________________
                                 (PLEASE PRINT)

  Capacity (Full Title) ______________________________________________________
                                 (PLEASE PRINT)

  Name of Firm _______________________________________________________________

  Address ____________________________________________________________________
                               (INCLUDE ZIP CODE)

  Area Code and Telephone No. _____________________Dated: ____________________
--------------------------------------------------------------------------------

FOR USE BY FINANCIAL INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN THIS SPACE.

       INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. GUARANTEE OF SIGNATURES.

    No signature guarantee on this Letter of Transmittal is required if:

    (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Letter of Transmittal, includes any participant in DTC's system whose name appears on a security position listing as the owner of the LYONs) of LYONs tendered with this Letter of Transmittal, unless such holder(s) has completed either the box titled "Special Issuance Instructions" or the box titled "Special Delivery Instructions" above, or

    (b) the LYONs are tendered for the account of: a bank, as defined in
       Section 3(a) of the Federal Deposit Insurance Act; a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker, as defined in the Exchange Act; a credit union, as defined in Section 19B(1)(A) of the Federal Reserve Act; a national securities exchange, registered securities association or clearing agency, as defined in the Exchange Act; or a savings association, as defined in Section 3(b) of the Federal Deposit Insurance Act.

In all other cases, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (each an "eligible guarantor institution") must guarantee the signature(s) on this Letter of Transmittal. See Instruction 5.

2. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES.

    This Letter of Transmittal is to be completed by holders of LYONs unless an Agent's Message (as defined below) is utilized. For a LYON holder to validly tender LYONs pursuant to the exchange offer, either (a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees or an Agent's Message and any other required documents, must be received by the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal prior to the expiration of the exchange offer and LYONs must be delivered pursuant to the procedures for book-entry transfer set forth herein and in the section of the Offer to Exchange titled "Exchange Offer--Procedures for Tendering LYONs--Book-Entry Transfer" and a book-entry confirmation must be received by the Exchange Agent prior to the expiration of the exchange offer or (b) the tendering LYON holder must comply with the guaranteed delivery procedures set forth herein and in the section of the Offer to Exchange titled "Exchange Offer--Procedures for Tendering LYONs--Guaranteed Delivery Procedures." If LYONs are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery unless an Agent's Message is utilized.

    LYON holders who cannot complete the book-entry transfer procedures before the expiration of the exchange offer may tender their LYONs by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in the section of the Offer to Exchange titled "Exchange Offer--Procedures for Tendering LYONs--Guaranteed Delivery Procedures."

    Pursuant to such guaranteed delivery procedures, (a) such tender must be made by or through an eligible guarantor institution, (b) prior to the expiration of the exchange offer a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the offerors, must be received by the Exchange Agent and (c) a confirmation of book-entry transfer, with respect to all tendered LYONs, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees or an Agent's Message, and any other required documents, must be received by the Exchange Agent within three business days after the date of execution of such Notice of Guaranteed Delivery. A "business day" is any day on which the New York Stock Exchange is open for business.

    The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the LYONs that are subject to such book-entry confirmation, stating (a) the number of LYONs which have been tendered by the participant, (b) that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and (c) that Avaya may enforce such agreement against the participant.

    The signatures on this Letter of Transmittal cover the LYONs tendered hereby.

    THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. RATHER THAN MAIL THESE DOCUMENTS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF YOU CHOOSE TO DELIVER THESE DOCUMENTS BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT AT ONE OF THE ADDRESSES LISTED ABOVE. PLEASE DO NOT SEND THESE DOCUMENTS TO ANY OF THE OFFERORS.

    The offerors will not accept any alternative, conditional or contingent tenders, and only LYONs in increments of $1,000 principal amount will be accepted. Each tendering holder, by execution of this Letter of Transmittal or delivery of an Agent's Message instead of this Letter of Transmittal, waives any right to receive any notice of the acceptance of such tender.

3. INADEQUATE SPACE.

    If the space provided in the box titled "Description of LYONs Tendered" is inadequate, the principal amount of LYONs and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. PARTIAL TENDERS AND WITHDRAWAL RIGHTS.

    Tenders of LYONs must be in increments of $1,000 principal amount at maturity. If you are tendering less than all of the LYONs you are submitting, please fill in the principal amount of LYONs that are to be tendered in column 2 ("Principal Amount at Maturity of LYONs Tendered") of the box titled "Description of LYONs Tendered." In that case, unless you have otherwise indicated by completing the boxes titled "Special Issuance Instructions" or "Special Delivery Instructions," the remainder of the LYONs that were submitted by you will be credited to the account indicated on page 6 maintained with DTC promptly after the expiration of the exchange offer. All LYONs delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    Tenders of LYONs may be withdrawn (a) at any time prior to the expiration of the exchange offer or (b) unless your tendered LYONs have previously been accepted for exchange and you have received the cash payable and/or the shares of common stock issuable in exchange therefor, at any time after February 20, 2003. For a withdrawal pursuant to clause (a) to be effective, the Exchange Agent must receive a written notice of withdrawal prior to the expiration of the exchange offer at its address listed above or the withdrawing holder must comply with the appropriate procedure of DTC's automated tender offer program. Any notice of withdrawal must specify the name of the person who tendered the LYONs to be withdrawn, identify the LYONs to be withdrawn, including the registration number or numbers and the principal amount of the LYONs, be signed by the person who tendered the LYONs in the same manner as the original signature on this Letter of Transmittal used to deposit the LYONs or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender and specify the name in which the LYONs are to be registered, if different from that of the person who tendered the Lyons. Any withdrawn or unaccepted LYONs will be credited to the tendering holder's account at DTC. All questions as to the form and validity, including time of receipt of these notices will be determined by the offerors in their sole discretion. Any such determination will be final and binding. Any LYONs properly withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn LYONs may be retendered at any time prior to the expiration of the exchange offer by following one of the procedures described in the Offer to Exchange.

5. SIGNATURES ON LETTER OF TRANSMITTAL, ASSIGNMENTS AND ENDORSEMENTS.

    If this Letter of Transmittal is signed by the registered holder(s) of the LYONs tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the securities position listing maintained by DTC with respect to the LYONs without alteration, enlargement or any change whatsoever.

    If any of the LYONs tendered hereby are registered in the name of two or more joint owners, all such owners must sign this Letter of Transmittal.

    If any tendered LYONs are registered in different name(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registered holders.

    If a person other than the registered holder(s) of LYONs signs this Letter of Transmittal, you must submit any opinions of counsel, certifications and other information as we may require in accordance with the restrictions on transfer, if any, applicable to the LYONs.

    If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign this Letter of Transmittal in such capacity, you must indicate your status when signing. If you are acting in any of these capacities, you must submit evidence satisfactory to us of your authority to so act unless we waive this requirement.

6. TRANSFER TAX.

    Except as otherwise provided in this Instruction 6, Avaya will pay or cause to be paid all transfer taxes with respect to the transfer and sale of any LYONs to the offerors or their order pursuant to the exchange offer. If, however, issuance of the common stock and/or payment of the cash is to be made to, or if LYONs not tendered or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be payable by the registered holder(s) of such LYONs.

7. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS.

    If the common stock and/or a check for the cash to be received in the exchange offer are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if the common stock and/or a check for the cash to be received in the exchange offer are to be delivered to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on page 10 of this Letter of Transmittal should be completed. LYONs not exchanged will be returned to the signer of this Letter of Transmittal unless the appropriate boxes on page 10 of this Letter of Transmittal are completed, and will be returned by crediting the account indicated on page 6 maintained with DTC.

8. QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.

    Questions and requests for assistance may be directed to the Exchange Agent at one of the addresses or the telephone number listed on the front of this Letter of Transmittal or from Georgeson Shareholder Communications, Inc., the Information Agent, at the address and telephone numbers set forth on the back page of this Letter of Transmittal. Additional copies of the Offer to Exchange, this Letter of Transmittal, the Notice of Guaranteed Delivery or the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Exchange Agent, the Information Agent, or from your broker, dealer, commercial bank, trust company or other nominee.

9. WAIVER OF CONDITIONS.

    The offerors' obligations to complete the exchange offer is subject to the conditions described in the section of the Offer to Exchange titled "The Exchange Offer--Conditions to the Exchange Offer." The conditions are for the sole benefit of the offerors. The offerors may assert these conditions with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to any condition. The offerors may waive any condition in whole or in part in the offerors' discretion. The failure of the offerors to exercise rights under any of the above conditions does not represent a waiver of these rights. Each right is an ongoing right which may be asserted at any time. Any determination by the offerors concerning the conditions described above will be final and binding upon all parties.

10. BACKUP WITHHOLDING; SUBSTITUTE FORM W-9.

    Under U.S. federal income tax law, a holder whose tendered LYONs are accepted for exchange is required to provide the Exchange Agent with the holder's correct taxpayer identification number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below, and to certify, under penalty of perjury, that such number is correct and that such LYON holder is not subject to backup withholding of federal income tax. If a tendering LYON holder is subject to backup withholding, he or she must cross out item (2) of the "Certification" box on the Substitute Form W-9, unless such LYON holder has since been notified that such LYON holder is no longer subject to backup withholding. If the Exchange Agent is not provided with the correct TIN, the Internal Revenue Service may subject the holder or other payee to a $50 penalty. In addition, cash payments, if any, to such holders or other payees with respect to LYONs exchanged in the exchange offer may be subject to 30.0% backup withholding.

    The box in Part 3 of the Substitute Form W-9 may be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number on page 19 in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 30.0% of all payments made prior to the time a properly certified TIN is provided to the Exchange Agent. The Exchange Agent will retain all amounts withheld during the 60-day period following the date of the Substitute
Form W-9. If the holder furnishes the Exchange Agent with its TIN within 60 days after the date of the Substitute Form W-9, the amounts retained during the 60-day period will be remitted to the holder and no further amounts will be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with its TIN within the 60-day period, amounts withheld will be remitted to the IRS as backup withholding. In addition, 30.0% of all payments made thereafter will be withheld and remitted to the IRS until a correct TIN is provided.

    The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the registered holder of the LYONs or of the last transferee appearing on the transfers attached to, or endorsed on, the LYONs. If the LYONs are registered in more than one name or are not in the name of the actual holder, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

    Certain holders--including, among others, corporations, financial institutions and certain foreign persons--may not be subject to these backup withholding and reporting requirements. These holders should nevertheless complete the Substitute Form W-9 on page 18 to avoid possible erroneous backup withholding. A foreign person may qualify as an exempt recipient by submitting a properly completed IRS Form W-8, signed under penalties of perjury, attesting to that holder's exempt status. Please consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which holders are exempt from backup withholding.

    Backup withholding is not an additional U.S. federal income tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

12. IRREGULARITIES.

    All questions as to the validity, form, eligibility, including time of receipt, and acceptance of LYONs tendered for exchange will be determined by the offerors in their sole discretion. The offerors' determination will be final and binding. Avaya reserves the absolute right to reject any and all tenders of LYONs improperly tendered or to not accept any LYONs, the acceptance of which might be unlawful as determined by it or its counsel. The offerors also reserve the absolute right to waive any defects or irregularities as to any LYONs either before or after the expiration of the exchange offer, including the right to waive the ineligibility of any holder who seeks to tender LYONs in the exchange offer. The offerors' interpretation of the terms of the exchange offer as to any particular LYONs either before or after the expiration of the exchange offer, including the terms of the Letter of Transmittal and the accompanying instructions, will be final and binding.

    Unless waived, any defects or irregularities in connection with tenders of LYONs for exchange must be cured within a reasonable period of time, as determined by the offerors. None of the offerors, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of LYONs for exchange, nor will they have any liability for failure to give such notification. Tenders of LYONs will not be deemed made until such defects or irregularities have been cured or waived. Any LYONs received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the expiration of the exchange offer.

13. NON-UNITED STATES HOLDERS.

    Non-United States holders must submit a completed IRS Form W-8 or Form W-9BEN to avoid backup withholding. IRS Form W-8 or Form W-8BEN may be obtained by contacting the Exchange Agent at one of the addresses on the face of this Letter of Transmittal.

    IMPORTANT: UNLESS YOU COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE, THIS LETTER OF TRANSMITTAL (OR A FACSIMILE OF THIS LETTER OF TRANSMITTAL), OR, IN THE CASE OF LYONS TENDERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT DTC, EITHER THIS LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE, AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

                           IMPORTANT TAX INFORMATION

    To prevent backup withholding on payments that are made to a LYON holder with respect to LYONs exchanged pursuant to the exchange offer, the LYON holder is required to notify the Exchange Agent of such LYON holder's correct taxpayer identification number by completing the form contained herein certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such LYON holder is awaiting a taxpayer identification number).

    Certain LYON holders (including, among others, all corporations, and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that LYON holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. Exempt LYON holders, other than foreign individuals, should furnish their TIN, write "Exempt" on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

    If backup withholding applies, the Exchange Agent is required to withhold 30.0% of any payments made to the LYON holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

    The LYON holder is required to give the Exchange Agent the social security number or employer identification number of the record owner of the LYONs. If the LYONs are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering LYON holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such LYON holder should write "Applied For" in the space provided for in the TIN in Part 1, check the box in Part 3, and sign and date the Substitute Form W-9. If "Applied For" is written in Part 1 or the box in Part 3 is checked, and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 30.0% of all cash payments made with respect to the LYONs to be purchased.

-------------------------------------------------------------------------------------------------------------
                                     PAYER'S NAME: THE BANK OF NEW YORK
-------------------------------------------------------------------------------------------------------------

SUBSTITUTE                        PART 1--PLEASE PROVIDE YOUR                  ---------------------
FORM W-9                          TIN IN THE BOX AT RIGHT AND                     Social Security
Department of the                 CERTIFY THAT IT IS CORRECT BY               (If awaiting TIN write
Treasury Internal                 SIGNING AND DATING BELOW.                       "Applied For")
Revenue Service                   ---------------------                        ---------------------
                                  Name                                        Employer Identification
Payer's Request for                                                           (If awaiting TIN write
Taxpayer Identification                                                           "Applied For")
Number (TIN) and
Certification
-------------------------------------------------------------------------------------------------------------
PART 2--For Payees exempt from backup withholding, see the enclosed Guidelines For Certification of Taxpayer
Identification Number on Substitute Form W-9 and complete as instructed herein.

CERTIFICATION--Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number, and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS--You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). Also see instruction in the enclosed Guidelines.
-------------------------------------------------------------------------------------------------------------

Signature   Date , 2002
-------------------------------------------------------------------------------------------------------------

PART 3--Awaiting TIN / /
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

 NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30.0% OF ANY CASH PAYMENTS. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
             CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

-------------------------------------------------------------------------------------------------------------

                           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification
Number by the time of the exchange, 30.0% of all reportable payments made to me thereafter will be withheld but that such amounts may be refunded to me if I then provide a Taxpayer Identification Number within
60 days.

Signature   Date
-------------------------------------------------------------------------------------------------------------

    Questions and requests for assistance or additional copies of the Offer to Exchange, this Letter of Transmittal and other exchange offer materials may be directed to the Information Agent or the Exchange Agent at its address and telephone numbers set forth below:

                The Information Agent for the exchange offer is:

                                   [GRAPHIC]

                           17 State Street-10th Floor
                            New York, New York 10004
                        Banks and Brokers Call Collect:
                                 (212) 440-9800
                           All Others Call Toll-Free:
                                 1-866-295-4337

                            ------------------------

                 The Dealer Manager for the exchange offer is:

                                 MORGAN STANLEY
                                 1585 Broadway
                               New York, NY 10036
                          Attention: Nathan McMurtray
                                 (212) 761-5409

                            ------------------------

                 The Exchange Agent for the exchange offer is:

                              THE BANK OF NEW YORK

              BY MAIL:                           BY FACSIMILE:                  BY HAND OR OVERNIGHT COURIER
       101 Barclay Street, 7E           (for eligible institutions only)             101 Barclay Street
      New York, New York 10286                   (212) 298-1915               Corporate Trust Services Window
    Attention: Carolle Montreuil                                                        Ground Level
                                          FOR CONFIRMATION TELEPHONE:             New York, New York 10286
                                                 (212) 815-5920                 Attention: Carolle Montreuil